KUMMER KAEMPFER BONNER & RENSHAW
                                   ATTORNEYS AT LAW


JOHN C. RENSHAW                    SEVENTH FLOOR          THOMAS D. AMICK
THOMAS F. KUMMER            3800 HOWARD HUGHES PARKWAY    NIKKI L. BAKER
CHRISTOPHER L. KAEMPFER    LAS VEGAS, NEVADA 89109-0907   GREGORY S. GILBERT
MICHAEL J. BONNER                                         ROBERT J. GRONAUER
KATHLEEN JANE ENGLAND                                     JEREMY B. HILSABECK
JOHN N. BREWER                    (702) 792-7000          KRISTINA S. HOLMAN
GERALD D. WAITE                 FAX: (702) 796-7181       GAVIN C. JANGARD
SHERWOOD N. COOK              E-MAIL: NVLAW@KKBR.COM      MARK S. KATZ
JOHN C. JEPPSEN                                           ROBERT C. KIM
MARK H. FIORENTINO                                        MICHAEL I. KLING
JOHN A. CURTAS                                            ANNIE J. KUNG
L. JOE COPPEDGE               September 18, 2000          KURT C. LAMBETH
DAVID A. BARKSDALE                                        KATHLEEN S. NIGGEMYER
                                                          DANIEL D. NORR
   OF COUNSEL                                             ANGELA TURRICIANO OTTO
H. GREGORY NASKY                                          RUSSELL M. ROWE
JAMES H. BILBRAY                                          ELIZABETH A. SAVAGE
ANTHONY A. ZMAILA                                         LYSSA M. SIMONELLI
                                                          JAMES E. SMYTH II
                                                          GREGG R. VERMEYS
                                                          TROY A. WALLIN


What's For Free Technologies, Inc.
7418 East Helm Drive
Scottsdale, Arizona  85260

Ladies and Gentleman:

         We have acted as counsel for What's For Free Technologies, Inc., a Nevada corporation (the "Company"), in connection with the registration statement on Form S-8 ("Registration Statement") to be filed by the Company with the Securities and Exchange Commission covering the offer and sale of up to 5,000,000 shares of the Company's common stock, $.001 par value per share ("Common Stock"), to be issued in connection with the What's For Free Technologies, Inc. 2000 Stock Incentive Plan.

         In rendering this opinion, we have examined and relied on the following documents: (i) the Company's Articles of Incorporation, as amended, and Bylaws, as amended, (ii) the resolutions adopted by the Board of Directors of the Company on April 3, 2000, (iii) the Registration Statement, and (iv) such other documents, legal opinions and precedents, corporate and other records of the Company, and certificates of public officials and officers of the Company that we have deemed necessary or appropriate to provide a basis for the opinion.

         Based upon and subject to the foregoing, in our opinion, the shares of Common Stock of the Company which are being offered and sold by the Company pursuant to the Registration Statement, when sold in the manner and for the consideration contemplated by the Registration Statement, will be legally issued, fully paid and non-assessable.

         We consent to the filing of this opinion as an Exhibit to the Registration.

                                                     Very truly yours,

                                         /s/ KUMMER KAEMPFER BONNER & RENSHAW
                                         ------------------------------------
                                             KUMMER KAEMPFER BONNER & RENSHAW